                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ROMAC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

ROMAC INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 1999
--------------------------------------------------------------------------------

Dear Romac Shareholder:

On Friday, May 28, 1999, Romac International, Inc. will hold its 1999 Annual Meeting of Shareholders at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602. The meeting will begin at 9:00 a.m., eastern time.

We are holding this meeting to:

     1. Elect four Class II directors to hold office for a three year term expiring in 2002;

     2. Amend Romac's Stock Incentive Plan to increase the number of shares authorized pursuant to the plan from 9,000,000 shares to 12,000,000 shares, which increases the number of shares available for issuance from 2,023,572 to 5,023,572;

     3.  Adopt the 1999 Romac International, Inc. Employee Stock Purchase Plan;
         and

     4.  Attend to other business properly presented at the meeting.

Your Board of Directors has selected March 25, 1999 as the record date for determining shareholders entitled to vote at the meeting.

This proxy statement, proxy card and Romac's 1998 Annual Report to Shareholders are being mailed on or about April 30, 1999. EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY NOT PLAN TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Peter Dominici

                                       Peter Dominici
                                       Secretary

Tampa, Florida
April 28, 1999

                               TABLE OF CONTENTS

                                                              Page
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    3
        Proposal 1. Re-Election of Directors................    3
        Proposal 2. Amendment to the Romac International,
                    Inc. Stock Incentive Plan...............    4
        Proposal 3. Adoption of the 1999 Romac
                    International, Inc. Employee Stock
                    Purchase Plan...........................    8
STOCK OWNERSHIP.............................................   11
        Directors and Other Named Executive Officers........   11
        Shareholders........................................   11
        Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................   12
DIRECTORS AND EXECUTIVE OFFICERS............................   13
EXECUTIVE COMPENSATION......................................   16
        Summary Compensation Table..........................   16
        Stock Option Grants During Fiscal Year 1998.........   17
        Option Exercises During Fiscal Year 1998 and Fiscal
        Year End Option Values..............................   17
        Compensation Committee Interlocks and Insider
        Participation.......................................   18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   18
        Compensation Policy.................................   18
        Compensation of Romac's Chief Executive Officer.....   19
        Internal Revenue Code Limits on Deductibility of
        Compensation........................................   20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   21
COMPANY STOCK PRICE PERFORMANCE GRAPH.......................   22
SHAREHOLDER PROPOSALS.......................................   22
OTHER MATTERS...............................................   23
APPENDIX....................................................  A-1

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because Romac's
   Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.
--------------------------------------------------------------------------------

Q: WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Friday, May 28, 1999 at 9:00 a.m. at The
   Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602.
--------------------------------------------------------------------------------

Q: WHAT MAY I VOTE ON?

A: (1) The re-election of four Class II directors to hold office for a three-year term expiring in 2002;
   (2) An amendment to Romac's Stock Incentive Plan to increase the number of shares authorized pursuant to the plan from 9,000,000 shares to 12,000,000 shares, which increases the number of shares issuable from 2,023,572 to 5,023,572. The purpose of increasing the number of shares available for issuance is to allow Romac to continue its use of stock options as a tool primarily in the attraction, motivation and retention of qualified field management and operating employees, billable personnel and secondarily for the attraction, motivation and retention of corporate support, management and executive staff; and
   (3) Adoption of the 1999 Romac International, Inc. Employee Stock Purchase Plan.
--------------------------------------------------------------------------------

Q: HOW DOES ROMAC'S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A: Romac's Board recommends a vote FOR each of the proposals.
--------------------------------------------------------------------------------

Q: WHO IS ENTITLED TO VOTE?

A: Only those who owned Romac common stock at the close of business on March 25,
   1999 (the "Record Date") are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------

Q: HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:
   (1) notifying Romac's Corporate Secretary;
   (2) voting in person; or
   (3) returning a later-dated proxy card.

--------------------------------------------------------------------------------

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 45,459,424 shares of Romac common stock were issued and outstanding. Every shareholder of Romac common stock is entitled to one vote for each share held.
--------------------------------------------------------------------------------

Q: WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.
--------------------------------------------------------------------------------

Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to David L. Dunkel, Romac's Chief Executive Officer, and James D. Swartz, Romac's President and Chief Operating Officer, or either of them, to vote on such matters at their discretion.
--------------------------------------------------------------------------------

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF
   SHAREHOLDERS DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Peter Dominici, Corporate Secretary, Romac International, Inc., 120 West Hyde Park Place, Suite 150, Tampa, Florida 33606, by December 30, 1999.
--------------------------------------------------------------------------------

Q: WHAT COSTS ARE THERE FOR THIS PROXY SOLICITATION?

A: Romac will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.
--------------------------------------------------------------------------------

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL 1.   RE-ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Romac's Board of Directors is divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 1999 (Class II directors), 2000 (Class III directors) and 2001 (Class I directors). At the Annual Meeting, you and the other shareholders will elect four individuals to serve as directors until the 2002 Annual Meeting. The Board of Directors has nominated John N. Allred, Wayne D. Emigh, Todd W. Mansfield and Gordon Tunstall to stand for re-election at the Annual Meeting for Class II director seats. Detailed information on each nominee is provided on pages 13 to
15. Each of the nominees for director is a current member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the re-election of Messrs. Allred, Emigh, Mansfield and Tunstall unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, the Board may reduce the size of the Board of Directors or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
--------------------------------------------------------------------------------

     The full Board of Directors considers all major decisions concerning Romac. The Board, however, has established the following three standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

- COMPENSATION COMMITTEE. The Compensation Committee reviews and approves Romac's compensation plans covering executive officers and other key management employees; reviews the competitiveness of Romac's total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all executive officers and certain other key management employees; administers Romac's Stock Incentive Plan and Non-Employee Director Stock Option Plan, including the grant of options to employees and directors under each plan; and reviews and approves special hiring and severance arrangements with executive officers. The members are W. R. Carey, Jr., Wayne D. Emigh, Todd W. Mansfield and Gordon Tunstall. The Compensation Committee held two meetings in 1998.

- AUDIT COMMITTEE. The Audit Committee reviews the professional services and independence of Romac's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors for appointment the firm selected to be independent public accountants for Romac and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants Romac's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on Romac that may be brought to its attention by management, the independent accountants or the Board; and evaluates all public financial reporting documents of Romac. The members are John N. Allred, W. R.

   Carey, Jr., Gordon Tunstall and Karl Vogeler. The Audit Committee held two meetings in 1998.

- NOMINATION COMMITTEE. The Board of Directors created a Nomination Committee in 1998. The Nomination Committee was created to make recommendations to the Board regarding the size and composition of the Board. The Nomination Committee will also establish procedures for the nomination process, recommend candidates for election to the Romac Board of Directors and nominate officers for election by the Board. The members are W. R. Carey, Jr., David L. Dunkel, James D. Swartz and Karl Vogeler. The Nomination Committee held no meetings in 1998. The Nomination Committee will consider nominees for the Board of Directors that are proposed by the shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nomination Committee's consideration may do so by giving the candidate's name and qualifications in writing to Peter Dominici, Corporate Secretary, 120 West Hyde Park Place, Suite 150, Tampa, Florida 33606.

     The Romac Board met 11 times during 1998. Each director attended more than 75% of the total number of meetings of the Romac Board and Committees on which he served.

COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

     Directors who are not employees of Romac are paid $5,000 annually plus $500 for each Board meeting attended, and $500 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Romac Board. During 1998, Messrs. Allred and Vogeler were each granted options to purchase 5,000 shares of Romac's common stock and Mr. Emigh was granted options to purchase 15,000 shares of Romac's common stock at an exercise price of $28.875 per share. These options vest according to the following schedule: end of year 1-20%; end of year 2-30%; and end of year 3-50%. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Romac Board. No director who is an employee of Romac receives separate compensation for services rendered as a director.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The four nominees for re-election as directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the four nominees for director who receive the most votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR RE-ELECTION AS DIRECTOR.

PROPOSAL 2.   AMENDMENT TO THE ROMAC INTERNATIONAL, INC. STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

     At the Annual Meeting, you are being asked to approve an amendment to the Romac International, Inc. Stock Incentive Plan (the "Romac SIP") to increase the maximum aggregate number of shares of common stock that may be issued under the Romac SIP from 9,000,000 to 12,000,000. As of March 25, 1999, 2,023,572 options remain to aid Romac in the attraction, motivation and retention of field employees, billable personnel and corporate staff. The purpose of increasing the number of options available for issuance is to allow Romac to continue its use of stock options as a tool, primarily focused on the attraction, motivation and retention of field management and operating employees and billable personnel. As of March 25, 1999, approximately 89% of all options granted under the Romac SIP have been granted to individuals other than the named executive officers on page 16 of this proxy. If the proposed amendment to the Romac SIP is not approved by Romac's shareholders, the Romac SIP will remain in full force and effect, without the amendment.

SUMMARY OF THE ROMAC SIP
--------------------------------------------------------------------------------

     The following discussion of the principal features and effects of the Romac SIP is qualified in its entirety by reference to the text of the Romac SIP.

GENERAL. Awards under the Romac SIP consist of options to purchase a specified number of shares of common stock at a stated price per share ("Options"), rights to receive a payment equal to all or a portion of the increase in the value of a specified number of shares of common stock ("Stock Appreciation Rights" or "SARs") and shares of common stock subject to transfer restrictions and other restrictions ("Restricted Stock"). Generally, the exercise price per share of an Option or an SAR may not be less than the fair market value of a share of common stock on the Nasdaq Stock Market's National Market on the date the Option is granted. Options granted under the Romac SIP may be Options that qualify as "incentive stock options" ("ISOs") pursuant Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NSOs"). The Board of Directors may amend the Romac SIP from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. Currently, federal income tax law requires that the shareholders must approve any amendment to increase the maximum number of shares of common stock that may be issued under the Romac SIP. Each Option or SAR granted under the Romac SIP will be exercisable by the Option recipient in accordance with the vesting schedule established by the Compensation Committee at the time of grant, during a term not to exceed ten years fixed by the Compensation Committee. Upon exercise of any Option, payment for shares of common stock as to which the Option is exercised shall be made in cash or by check or wholly or partially in the form of shares of common stock having a fair market value on the date of exercise equal to the exercise price. Restricted Stock generally is subject to the transfer and other restrictions until the end of the applicable restriction period established by the Compensation Committee.

ADMINISTRATION. The Romac SIP is administered by the Compensation Committee. The Compensation Committee selects the recipients of awards, determines the terms and conditions and number of shares of common stock subject to each award, and makes any other determinations necessary or advisable for the administration of the Romac SIP.

SHARES OF COMMON STOCK SUBJECT TO THE ROMAC ISO PLAN. If the proposal is approved by the shareholders, the total number of shares of common stock available for issuance pursuant to the Romac SIP will be 9,363,188 shares, representing approximately 20.6% of the currently outstanding shares of common stock. Previously, the number of shares of common stock issuable pursuant to the Romac SIP was 6,363,188. Authority to grant awards under the Romac SIP will continue until September 19, 2004, subject to the continued availability of shares of common stock for the granting of awards under the Romac SIP. The shares of common stock subject to awards which expire unexercised or are terminated shall again become available for the granting of awards under the Romac SIP. In the event of changes in the number or kind of outstanding shares of common stock or certain other events, an appropriate adjustment will be made with respect to existing and future awards.

ELIGIBILITY. Any person that the Compensation Committee designates is eligible to receive an award under the Romac SIP. Only employees of Romac, however, are eligible to receive grants of ISOs. Because the employees of the Company who may participate in the Romac SIP and the amount of their awards are determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of awards that may be granted to, Romac's officers and employees.

TRANSFERABILITY; TERMINATION OF EMPLOYMENT. All Options and SARs granted under the Romac SIP will be nontransferable and nonassignable except by will or by the laws of descent and distribution. Restricted Stock is not transferable and shall be forfeited upon termination of the recipient's employment or affiliation with the Company during the applicable period of restriction established by the Compensation Committee. An Option or SAR award generally expires immediately following the last day that the Option recipient is employed by or affiliated with the Company. The Compensation Committee, however, may delay the expiration date of the award to a date after termination of employment or affiliation with the Company. If an award recipient's employment is terminated for cause, any Option or SAR granted to the recipient shall expire on the date his/her employment terminates. In the event of an award recipient's death, an unexercised Option or SAR shall expire within 12 months of the date of death.

CHANGE IN CONTROL AND OTHER EVENTS. In the event of a change in control of Romac, the Board of Directors may terminate immediately all Options outstanding under the Romac SIP or may accelerate the expiration of the outstanding Options and SARs. If the Board terminates the Options, it shall make cash payments to the Option recipients equal to the difference between the exercise price and the fair market value of the shares of common stock that would have been subject to each recipient's terminated Option on the date of the change in control.

FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS. An ISO results in no taxable income to the Option recipient or deduction to Romac at the time it is granted or exercised. If the Option recipient retains the stock received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then any gain on the sale of such stock will be treated as long-term capital gain. If the shares of common stock are disposed of during this period, the Option recipient will realize taxable ordinary income equal to the lesser of (i) the gain realized by the Option recipient upon such disposition or

(ii) the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Romac receives a tax deduction only if the shares of common stock are disposed of during such period. The deduction is equal to the amount of taxable income to the Option recipient. To the extent that the aggregate exercise price of the shares of common stock subject to ISOs granted to a key employee under all plans of Romac and any parent or subsidiary of Romac, and that become exercisable for the first time during any calendar year, exceeds $100,000, such ISOs shall be treated as NSOs.

NON-QUALIFIED STOCK OPTIONS. An NSO results in no taxable income to the Option recipient or deduction to Romac at the time it is granted. Upon exercising such an Option, the Option recipient will realize taxable ordinary income in the amount of the difference between the Option exercise price and the then fair market value of the shares of common stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to Romac in the year of exercise in an amount equal to the taxable ordinary income realized by the Option recipient.

STOCK APPRECIATION RIGHTS. An SAR results in no taxable income to the SAR recipient or deduction to at the time it is granted. Upon exercising an SAR, the SAR recipient will recognize taxable ordinary income in the amount of the payment received by the recipient. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to Romac in the year of exercise in an amount equal to the taxable ordinary income recognized by the SAR recipient.

RESTRICTED STOCK. A recipient of a grant of Restricted Stock will recognize as ordinary income the fair market value of the shares of common stock at the time the shares become transferable or are no longer subject to forfeiture. The recipient may make an election under Section 83(b) of the Code to be taxed in the year the Restricted Stock is granted. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to Romac in an amount equal to the taxable ordinary income recognized by the Restricted Stock recipient (i) when the shares become nonforfeitable or transferable, (ii) when the recipient makes an election under Section 83(b) of the Code, or (iii) when Romac cancels the restrictions on the shares of common stock.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The affirmative vote of the holders of a majority of the shares of Romac common stock present and entitled to vote at the Annual Meeting is required for approval. Your Board of Directors believes that the proposed increase in the number of shares available for issuance under the Romac SIP is in the best interests of the Company and its shareholders because the availability of an adequate number of shares of common stock reserved for issuance under the Romac SIP and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. THEREFORE, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS TO YOU, THE ADOPTION OF THIS AMENDMENT TO THE ROMAC SIP.

PROPOSAL 3.   ADOPTION OF THE 1999 ROMAC INTERNATIONAL, INC. EMPLOYEE STOCK
              PURCHASE PLAN.
--------------------------------------------------------------------------------

     At the Annual Meeting, you are being asked to approve the adoption of the Romac International, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan") and the issuance of 6,000,000 shares of common stock under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Romac's common stock at a discount through payroll deductions.

SUMMARY OF THE PURCHASE PLAN
--------------------------------------------------------------------------------

     The following discussion of the principal features and effects of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan.

     PURPOSE. The purpose of the Purchase Plan is to provide employees of Romac and its subsidiaries with an opportunity to purchase common stock through accumulated payroll deductions. It is Romac's intention to have the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     ADMINISTRATION. The Purchase Plan will be administered by the Board of Directors or the Compensation Committee appointed by the Board (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     ELIGIBILITY. All employees of Romac and its subsidiaries are eligible to participate. Participation in the Purchase Plan ends automatically on termination of employment with the Company or a subsidiary. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with Romac's payroll office at least ten business days prior to the applicable enrollment date.

     OFFERING PERIODS. The Purchase Plan is implemented by consecutive three month offering periods commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year.

     PURCHASE PRICE. The purchase price per share of the shares offered under the Purchase Plan in a given offering period shall be the lower of 85% of the fair market value of a share of common stock on the enrollment date or 85% of the fair market value of a share of common stock on the exercise date. The fair market value of the common stock on a given date shall be the closing sale price of a share of common stock for such date as reported by the Nasdaq National Market. The shares of Romac common stock purchased pursuant to the Purchase Plan will, at Romac's option, represent newly-issued shares or shares purchased in the open market by the Administrator.

     PAYROLL DEDUCTIONS. The purchase price for the shares of common stock is accumulated by payroll deductions during the offering period in amounts elected by the participants. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. Payroll deductions shall commence on the first payday following the enrollment date, and shall end on the exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

     GRANT AND EXERCISE OF OPTION. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the common stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares of common stock will be exercised automatically on each exercise date for the maximum number of whole shares of common stock at the applicable price. Notwithstanding the foregoing, no employee will be permitted to subscribe for shares of common stock under the Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Romac or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares of common stock at the time the option is granted) in any calendar year. In addition, the shares of common stock received by an employee upon the exercise of an option may not be disposed of by such employee for a period of six months from the date of exercise.

     WITHDRAWAL; TERMINATION OF EMPLOYMENT. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with Romac or a subsidiary of Romac. A participant will be required to withdraw all of the payroll deductions credited to such participant's account and not yet used and must give written notice of such withdrawal to Romac.

     TRANSFERABILITY. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary as provided in the Purchase
Plan) and any such attempt may be treated by Romac as an election to withdraw from the Purchase Plan.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL. Subject to any required action by Romac's shareholders, the shares of common stock reserved under the Purchase Plan, as well as the price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Romac; provided, however, that conversion of any convertible securities of Romac shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of Romac with or into another corporation, the Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board determines to shorten the offering period.

     AMENDMENT AND TERMINATION. Romac's Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of Romac and its shareholders. Except as provided in the Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), Romac shall obtain shareholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required. Unless terminated sooner, the Purchase Plan will terminate in 2009.

     FEDERAL TAX INFORMATION FOR THE PURCHASE PLAN. The Purchase Plan and the rights of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares of common stock are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares of common stock at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares of common stock as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Romac is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of common stock prior to the expiration of the holding period(s) described above. The foregoing is only a summary of the effect of federal income taxation upon the participant and Romac with respect to the shares of common stock purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state in which the participant may reside.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The affirmative vote of a majority of votes cast at the Annual Meeting is required for approval. Your Board of Directors believes that the continued success of the Company depends upon its ability to attract, motivate and retain qualified personnel. The Purchase Plan enhances that ability and provides additional incentives to such personnel to advance the interests of the Company and its shareholders. THEREFORE, YOUR BOARD HAS UNANIMOUSLY APPROVED, AND RECOMMENDS TO YOU, THE ADOPTION OF THE PURCHASE PLAN AND THE ISSUANCE OF THE SHARES OF COMMON STOCK UNDER THE PURCHASE PLAN.

                                STOCK OWNERSHIP

     The following table shows the amount of common stock of Romac beneficially owned (unless otherwise indicated) by (i) any person who is known by Romac to be the beneficial owner of more than five percent of the outstanding shares of Romac's common stock, (ii) Romac's directors, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all directors and executive officers of Romac as a group.

                                                                 Shares of Romac Common
                                                                Stock Beneficially Owned
                                                                  Number        Percent
                                                                ----------      --------
DIRECTORS AND OTHER NAMED EXECUTIVE OFFICERS
David L. Dunkel (1).......................................      3,206,361         7.05%
Howard W. Sutter (2)......................................      1,623,516         3.57%
Richard M. Cocchiaro (3)..................................      1,606,719         3.53%
Peter Dominici (4)........................................        320,228            *
James D. Swartz (5).......................................        113,779            *
John N. Allred (6)........................................         59,235            *
Wayne D. Emigh (7)........................................         52,641            *
Gordon Tunstall (8).......................................         48,000            *
W.R. Carey, Jr. (8).......................................         48,000            *
Karl Vogeler (9)..........................................         26,200            *
Todd W. Mansfield (10)....................................         10,200            *
All directors and executive officers as a group (11
  persons)................................................      7,114,879        15.65%

SHAREHOLDERS
T. Rowe Price Associates, Inc. (11).......................      5,625,315        12.37%
  100 E. Pratt Street
  Baltimore, Maryland 21202
Dresdner RCM Global Investors LLC (12)....................      4,639,201        10.21%
  Four Embarcadero Center
  San Francisco, California 94111

------------------------------
  *  Less than 1% of the outstanding common stock.
(1) The number of shares shown in the table includes (i) 1,830,496 shares held directly; (ii) 1,269,231 shares held by Mr. Dunkel's former spouse for which Mr. Dunkel has voting control; (iii) 73,166 shares held by Mr. Dunkel's wife; (iv) 20,000 shares subject to options that are currently exercisable; and (v) 13,468 shares subject to options that are currently exercisable and held by Mr. Dunkel's wife.
(2) The number of shares shown in the table includes (i) 1,595,316 shares held by H.S. Investments, Inc. as general partner for Sutter Investments, Ltd.;
     (ii) 25,000 shares held directly; and (iii) 3,200 shares subject to options that are currently exercisable.
(3) The number of shares shown in the table includes (i) 1,477,856 shares held directly; (ii) 98,463 shares held by the Cocchiaro Family Foundation; (iii) 8,400 shares held by Mr. Cocchiaro's parents over which Mr. Cocchiaro exercises voting control; (iv) 7,600 shares held in Mr. Cocchiaro's IRA; (v) 7,600 shares held jointly between Mr. Cocchiaro and his wife; (vi) 6,000 shares held in Mr. Cocchiaro's wife's IRA; and (vii) 800 shares subject to options that are currently exercisable.
(4) The number of shares shown in the table includes (i) 279,224 shares held directly and (ii) 41,004 shares subject to options that are currently exercisable.
(5) The number of shares shown in the table includes (i) 1,100 shares held directly and (ii) 112,679 shares subject to options that are currently exercisable.
(6) The number of shares shown in the table includes (i) 31,140 shares held directly and (ii) 28,095 shares subject to options that are currently exercisable.
(7) The number of shares shown in the table includes (i) 47,641 shares held by the Wayne D. Emigh and Glenda L. Emigh Family Trust; and (ii) 5,000 shares subject to options that are currently exercisable.
(8) The number of shares shown in the table includes only shares subject to options that are currently exercisable.
(9) The number of shares shown in the table includes (i) 21,200 shares held directly and (ii) 5,000 shares subject to options that are currently exercisable.
(10) The number of shares shown in the table includes (i) 2,200 shares held jointly between Mr. Mansfield and his wife and (ii) 8,000 shares subject to options that are currently exercisable.
(11) The number of shares shown in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 1999.
(12) The number of shares shown in the table is based upon an amendment to a
     Schedule 13G filed with the Securities and Exchange Commission, dated March 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires Romac's directors, executive officers and persons holding more than ten percent of Romac's common stock to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission ("SEC"). The directors, officers and ten percent shareholders are required by the SEC regulations to furnish Romac with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and Romac must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on its review of copies of the reports received by Romac and written representations from certain reporting persons, Romac believes that only the following reports were not timely filed in fiscal 1998: Messrs. Allred, Emigh and Vogeler each failed to timely file two Form 4s and Messrs. Cocchiaro, Dominici, Dunkel and Sutter failed to timely file a Form 5.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of April 28, 1999, concerning Romac's executive officers, continuing directors, and nominees for re-election as directors.

                                                                              Year First
                                                                               Became a
               Name                            Position(s)              Age    Director
               ----                            -----------              ---   ----------
David L. Dunkel...................  Chairman, Chief Executive Officer,  45       1994
                                    and Director (Class III-term
                                    expiring in 2000)
James D. Swartz...................  President, Chief Operating          46       1997
                                    Officer, and Director (Class
                                    I -- term expiring in 2001)
William L. Sanders................  Vice President and Chief Financial  52         --
                                    Officer
Howard W. Sutter..................  Vice President and Director (Class  50       1994
                                    III -- term expiring in 2000)
Peter Dominici....................  Vice President, Secretary and       40         --
                                    Treasurer
Richard M. Cocchiaro..............  National Director of Strategic      44       1994
                                    Solutions -- Emerging Technologies
                                    and Director (Class I -- term
                                    expiring in 2001)
Gordon Tunstall*..................  Director (Class II -- term          55       1995
                                    expiring in 1999; nominee for a
                                    term expiring in 2002)
W.R. Carey, Jr....................  Director (Class III -- term         51       1995
                                    expiring in 2000)
Todd W. Mansfield*................  Director (Class II -- term          41       1997
                                    expiring in 1999; nominee for a
                                    term expiring in 2002)
Karl Vogeler......................  Director (Class I -- term expiring  56       1998
                                    in 2001)
John N. Allred*...................  Director (Class II -- term          52       1998
                                    expiring in 1999; nominee for a
                                    term expiring in 2002)
Wayne D. Emigh*...................  Director (Class II -- term          65       1998
                                    expiring in 1999; nominee for a
                                    term expiring in 2002)

------------------------------

* Standing for re-election.

     DAVID L. DUNKEL has served as Chairman, Chief Executive Officer and a director since January 1998. Prior to January 1998, Mr. Dunkel served as Chairman, President, Chief Executive Officer and a director of Romac since its formation in August 1994. Prior to August 1994, he served as President and Chief Executive Officer of Romac-FMA, one of the predecessors of Romac, for 14 years. Mr. Dunkel's prior experience includes three years service as an accountant with Coopers & Lybrand in Boston, Massachusetts.

     JAMES D. SWARTZ has served as President, Chief Operating Officer and a director since January 1998. From February 1997 to January 1998, Mr. Swartz served as Executive Vice President, Chief Operating Officer and a director of Romac. From February 1996 to February 1997, Mr. Swartz served as a Vice President of Romac. Prior to joining Romac, he was Chief Financial Officer of Hilton Grand Vacations Company, a joint venture involving Hilton Hotels Corporation (1994-1996). From 1992-1994, Mr. Swartz was Chief Financial Officer of the Florida division of Disney Development Company, a wholly-owned subsidiary of The Walt Disney Company. Prior to 1992, Mr. Swartz was Chief Financial Officer of The Wilson Company, a Tampa real estate developer (1982-1992). Mr. Swartz' prior experience includes service as an accountant with KPMG Peat Marwick & Co. in Atlanta.

     WILLIAM L. SANDERS joined Romac in April 1999 as Chief Financial Officer responsible for the finance, accounting, treasury, legal, tax, insurance, facilities and human resource functions. Prior to joining Romac, he was Chief Financial Officer and Treasurer of Old Kent Financial Corporation, a $14 billion commercial bank (1997-1998), the Chief Financial Officer and Treasurer of Bank Plus Corporation, a $4 billion bank (1995-1997) and Chief Financial Officer of
H. F. Ahmanson, a $50 billion savings institution (1992-1994). Mr. Sanders' prior experience also includes serving as a partner with Deloitte & Touche and as a senior manager with KPMG Peat Marwick. Mr. Sanders holds Bachelor and Master degrees from Southern Illinois University.

     HOWARD W. SUTTER has served as Vice President and a director of Romac since its formation in August 1994. Prior to August 1994, Mr. Sutter served as Vice President of Romac-FMA (1984-1994), and Division President of Romac-FMA's South Florida location (1982-1994). Mr. Sutter's prior experience includes three years as Vice President and Controller of a regional airline and six years as an accountant with Coopers & Lybrand in Philadelphia.

     PETER DOMINICI has served as Vice President, Secretary and Treasurer starting in April 1999. From November 1998 to April 1999, Mr. Dominici served as Chief Financial Officer, Vice President, Secretary and Treasurer. From April 1998 to October 1998, Mr. Dominici served as Vice President and Treasurer. From April 1997 to April 1998, he served as Vice President, Treasurer and a director and he served as Chief Financial Officer, Secretary, Treasurer and a director of Romac from its formation in August 1994 until April 1997. Prior to August 1994, he served as Chief Financial Officer and Vice President of Romac-FMA (1986-1994). Mr. Dominici, a certified public accountant, has had seven years of prior public accounting experience encompassing extensive audit, tax, and public company reporting responsibilities.

     RICHARD M. COCCHIARO has served as a director since its formation in August 1994. He currently serves as National Director of Strategic Solutions within Romac's Emerging Technologies group. Prior to August 1994, he was a Vice President with Romac-FMA and Division President of Romac-FMA's Chicago Search Division (1985-1994) and Romac-FMA's Tampa Search Division (1981-1985). Mr. Cocchiaro's prior experience includes service as an accountant with Coopers & Lybrand in Boston.

     GORDON TUNSTALL has served as a director of Romac since October 1995. He is the founder of and for more than 18 years has served as President of Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Orthodontic Centers of America, Inc., a manager of orthodontic practices; Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores;

Advanced Lighting Technologies, a specialty lighting manufacturer; and Horizon Medical Products, a medical device manufacturing and distribution company.

     W. R. CAREY, JR. has served as a director of Romac since October 1995. He is currently the Chairman and Chief Executive Officer of Corporate Resources Development, Inc., an Atlanta, Georgia based sales and marketing consulting and training firm which began in 1981 and assists some of America's largest firms in design, development, and implementation of strategic and tactical product marketing. Mr. Carey serves on the Board of Directors of Outback Steakhouse, Inc. and is the National Chairman of the Council of Growing Companies.

     TODD W. MANSFIELD has served as a director of Romac since April 1997. Since May 1997, Mr. Mansfield has been a Managing Director of Security Capital Group where he is responsible for operating oversight of Security Capital European Realty and for companies in which it has an ownership position. Prior to joining Security Capital, Mr. Mansfield was with The Walt Disney Company since May 1986, where he was Executive Vice President/General Manager of the Disney Development Company and President of the Celebration Company. Mr. Mansfield had operating responsibility related to Disney's real estate activities worldwide. Mr. Mansfield is a director of Security Capital European Realty, and numerous affiliated companies.

     JOHN N. ALLRED has served as a director of Romac since April 1998. Mr. Allred has served as President of A.R.G., Inc., a provider of temporary and permanent physicians located in Kansas City area since January 1994. Prior to that time, Mr. Allred served in various capacities with Source Services Corporation ("Source"). Beginning in 1976 he was named Branch Manager of the Kansas City branch, and was promoted to Regional Vice President in 1983 and Vice President in 1987. Prior to joining Source, Mr. Allred held various positions, including Manager of Data Processing Services and Systems Analyst with Systec Data Management. Mr. Allred served as a director of Source from August 1992 until November 1993 and was again elected as a director in September 1994.

     WAYNE D. EMIGH has served as a director of Romac since April 1998. Mr. Emigh served as a director of Source from 1983 to April 1998. He served as Chairman of the Board of Source intermittently from 1985 to 1991, and continuously from 1993 to April 1998. Mr. Emigh joined Source in 1968 and served in various management positions until retiring in 1985. Mr. Emigh also served as President of Source on an interim basis from January 1991 until September 1991. Before joining Source, Mr. Emigh held various positions, including Director of Corporate Management Information Systems, with Rexall Drug and Chemical Company, a pharmaceutical company, and System Analyst with UNIVAC, Inc., a computer technology firm.

     KARL VOGELER has served as a Director of Romac since April 1998. Mr. Vogeler served as a Director of Source from 1994 to April 1998. Mr. Vogeler was a litigation partner with the law firm of Thompson, Coe, Cousins & Irons in Dallas, Texas from 1989 through his retirement in March 1998. Mr. Vogeler's previous business experience includes serving as Branch Manger of the Dallas, Texas office of Source Edp, as Project Manager and Senior Systems Analyst of Republic National Bank of Dallas, N.A., and Systems Engineer for Electronic Data Systems, Inc.

                             EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission, Romac is required to provide certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer; (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 1998; and (3) up to two additional officers whose annual salaries and bonuses exceeded $100,000 during 1998 but who were not executive officers at the end of fiscal year 1998 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

     The following table sets forth certain compensation information for the Named Executive Officers.

                                                       ANNUAL COMPENSATION(1)
                                                       ----------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR    SALARY(2)      BONUS     COMPENSATION(3)
---------------------------                   ------   ----------   ---------   ---------------
David L. Dunkel.............................   1998     $280,000    $280,000       $181,710
  Chief Executive Officer                      1997      215,000      80,000        137,479
                                               1996      200,000          --        135,400
James D. Swartz.............................   1998     $245,000    $245,000       $  1,900
  President and Chief                          1997      195,000     105,000          1,698
  Operating Officer                            1996      140,938      82,000             --
Howard W. Sutter............................   1998     $170,000    $ 85,000       $117,732
  Vice President                               1997      160,000      65,000        118,059
                                               1996      110,000          --        117,239
Peter Dominici..............................   1998     $126,000    $126,000       $  1,900
  Vice President,                              1997      120,000      30,000          2,079
  Secretary and Treasurer                      1996      110,000          --             --
Thomas M. Calcaterra(4).....................   1998     $170,000    $ 85,000       $  1,900
  Former Chief Financial Officer               1997      160,000      60,000             --
  and Secretary                                1996           --          --             --

------------------------------
(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the executive pursuant to Romac's deferred compensation plan.
(3) Includes: (i) annual premiums paid by Romac for life insurance policies for certain executive officers; and (ii) the amount contributed by Romac to the account of certain executive officers under Romac's deferred compensation plan.
(4) Mr. Calcaterra was not employed by Romac at the end of fiscal year 1998.

STOCK OPTION GRANTS DURING FISCAL YEAR 1998
--------------------------------------------------------------------------------

     The following table sets forth information concerning options granted to the Named Executive Officers during 1998:

                                                                                            Potential Realizable Value
                                                                                              At Assumed Annual Rates
                                                                                                        Of
                                                                                             Stock Price Appreciation
                                                                                                        For
                                  Individual Grants(1)                                            Option Term(2)
-----------------------------------------------------------------------------------------   ---------------------------
                              Number of      Percent of Total
                               Shares        Options Granted    Exercise or
                             Underlying      to Employees in     Base Price    Expiration
          Name             Options Granted     Fiscal Year         ($/Sh)         Date         5% ($)        10% ($)
-------------------------  ---------------   ----------------   ------------   ----------   ------------   ------------
David L. Dunkel                100,000            5.06%           $22.375      1/30/2008     $1,407,152     $3,565,999
James D. Swartz                 23,400            1.19%           $22.375      1/30/2008     $  329,274     $  834,444
Howard W. Sutter                16,000            0.81%           $22.375      1/30/2008     $  225,144     $  570,560
Peter Dominici                  12,000            0.61%           $22.375      1/30/2008     $  168,858     $  427,920
Thomas M. Calcaterra(3)         16,000            0.81%           $22.375      1/30/2008     $  225,144     $  570,560

------------------------------
(1) Each of these options was granted on January 30, 1998 pursuant to the Romac ISO Plan and is subject to the terms of such plan. As long as the optionee maintains continuous employment with Romac, these options vest according to the following schedule: end of year 1-20%; end of year 2-30%; and end of year 3-50%.
(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Romac, overall stock market conditions and the option holders' continued employment through the vesting period.
(3) All options held by Mr. Calcaterra were either exercised or cancelled upon his resignation in 1998.

OPTION EXERCISES DURING FISCAL YEAR 1998 AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

     The following table provides information related to options exercised by the Named Executive Officers during fiscal year 1998 and the number and value of options held at fiscal year end. Romac does not have any outstanding stock appreciation rights.

                                                                   Number of
                                                               Shares Underlying           Value of Unexercised
                                                            Unexercised Options at        In-The-Money Options at
                                                             December 31, 1998(#)         December 31, 1998($)(1)
                               Shares of                  ---------------------------   ---------------------------
                                 Romac
                                Common
                                 Stock
                              Acquired on      Value
            Name              Exercise(#)   Realized(2)   Exercisable   Unexercisable   Exercisable   Unexercisable
            ----              -----------   -----------   -----------   -------------   -----------   -------------
David L. Dunkel                     --              --          --         100,000              --             --
James D. Swartz                     --              --      91,999         201,401      $1,186,984     $2,420,516
Howard W. Sutter                    --              --          --          16,000      $       --     $       --
Peter Dominici                  73,260      $1,603,295      38,604          49,580      $  561,025     $  724,458
Thomas M. Calcaterra            19,200      $  138,501          --              --      $       --     $       --

------------------------------

(1) The closing price for Romac's common stock as reported on the Nasdaq National Market on December 31, 1998 was $22.25. Value is calculated on the basis of the difference between the option exercise price and $22.25 multiplied by the number of shares of Romac's common stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of Romac's common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Romac filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Romac specifically incorporates this Report or the performance graph by reference therein.

COMPENSATION POLICY
--------------------------------------------------------------------------------

     Romac is committed to maximizing shareholder value through superior financial performance and business growth. The Compensation Committee's fundamental policy is to offer Romac's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of Romac, and their contribution to that performance. It is the Compensation Committee's objective to align the interests of the executive officers to those of the shareholders by making a substantial part of their compensation contingent upon Romac's performance. Messrs. Dunkel, Swartz, Sutter, and Dominici have substantial equity holdings in Romac and are therefore closely aligned with shareholder interests. For the remaining term of the executive officers' employment agreements, the primary objective of the Compensation Committee is to establish a base salary for each executive officer which reflects individual performance and is competitive with salary levels of similar sized companies.

     Romac is a party to employment agreements with Messrs. Dunkel, Sutter, and Dominici effective March 1, 1997. Each of these agreements is for a period of three years and provides for an annual base salary and certain other benefits. No employment agreement is currently in effect with Mr. Swartz, although it is expected that the Company will enter into an employment agreement with Mr. Swartz in 1999. The annual base salaries for fiscal 1999 for Mr. Dunkel, Mr. Swartz, Mr. Sutter, and Mr. Dominici are $350,000, $300,000, $185,000, and $150,000, respectively. The employment agreements for Messrs. Dunkel, Sutter, and Dominici provide that the executives are entitled to severance if their employment is terminated by Romac "without cause" (as defined in the employment agreements). In such case, the executive would receive his full compensation for a period of two years. The employment agreements also provide that upon a change in control of Romac each executive would be entitled to receive an immediate lump sum payment equal to twice the executive's annual salary, subject to certain limitations. In general, a change in control is defined by the employment agreements to be any replacement of 50% or more of the directors of Romac that follows and is directly or indirectly the result of certain extraordinary corporate occurrences, such as a merger or other business combination involving Romac, a tender offer for Romac's stock, a solicitation of proxies other than by Romac's management or the Romac Board, or an acquisition by a person or group of 25% or more of Romac's stock. Each agreement contains a covenant not to compete, which continues for one year following any termination.

COMPENSATION OF ROMAC'S CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------

     Mr. Dunkel's compensation results from his participation in the same compensation program as the other executives of the Company. Mr. Dunkel's 1998 compensation was reviewed by the Committee applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, the Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Dunkel's compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

     During 1998, the Compensation Committee consisted of Messrs. Carey, Emigh, Mansfield and Tunstall, all of whom are outside directors. Under rules established by the SEC, Romac is required to provide a description of certain transactions and relationships between a Compensation Committee member and Romac. Romac had a consulting agreement with a company affiliated with Mr. Carey. Payments for services under the consulting agreement were approximately $187,000 in 1998.

INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and to any of the four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Romac expects no adverse consequences under Section 162(m) for 1998.

Submitted by the Compensation Committee

     W. R. Carey, Jr.
     Wayne D. Emigh
     Todd W. Mansfield
     Gordon Tunstall

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Romac leases office space from a limited partnership in which Messrs. Dunkel, Sutter, and Cocchiaro, officers and directors of Romac, are limited partners. Payments under the lease are approximately $31,000 per month, expiring in 2001. Total lease payments to the partnership were approximately $300,000, $386,000 and $406,000 in 1996, 1997 and 1998, respectively. Romac believes the lease payments are comparable to those that would be made to an unrelated third party.

     In 1995, Romac entered into split dollar and cross-purchase split dollar life insurance agreements with Messrs. Dunkel, Sutter, and Cocchiaro, a shareholder and former director, and their estates whereby Romac pays part of the life insurance premiums on behalf of the individuals and their estates. Romac has been granted a security interest in the cash value and death benefit of each policy equal to the amount of the cumulative premium payments made by Romac. The purpose of these agreements is to provide liquidity upon the death of the individual to pay estate taxes and to provide surviving individuals with the ability to purchase shares from an individual's estate. The cross-purchase would reduce the possibility of a large block of Romac's common stock being put on the open market to the potential detriment of Romac's market price and would allow Romac to maintain a concentration of voting power among its executive officers/directors. The total premiums paid during 1996, 1997 and 1998 were approximately $337,000, $337,500 and $382,000, respectively, and are included in Romac's financial statements as related party receivable at December 31, 1996, 1997 and 1998.

     During 1998, Romac loaned $1,446,000 to a company owned by Mr. Dunkel for the purchase of an airplane. This airplane was subsequently sold to Romac for $1,446,000. Mr. Dunkel paid Romac interest on the loan at the rate of 6.37% during the period between his purchase of the airplane and its sale to Romac. Also during 1998, Romac purchased another aircraft for $1,752,000 which was subsequently sold for $1,752,000 to a company owned by Mr. Dunkel. Romac and Mr. Dunkel's company have entered into lease arrangements that enable each of the parties to lease the aircraft of the other.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of Romac's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Romac, Alternative Resources Corporation, Interim Services, Inc., Kelly Services, Inc., Manpower, Inc., Modis Professional Services, Inc., Olsten Corporation, On Assignment, Inc. and Robert Half International. The cumulative return of the Company was computed by dividing the difference between the price of Romac's common stock at the end and the beginning of the measurement period (August 15, 1995 to December 31, 1998) by the price of Romac's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on August 15, 1995, the date of Romac's initial public offering.
(PERFORMANCE GRAPH)

                                                     Romac             NASDAQ
              Measurement Period                 International,        Stock           Peer Group
            (Fiscal Year Covered)                     Inc.             Index             Index
8/15/95                                                   100.00            100.00            100.00
12/31/95                                                  188.00            103.54            154.04
12/31/96                                                  352.00            127.33            187.22
12/31/97                                                  782.08            156.17            242.87
12/31/98                                                  712.00            220.05            209.87

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at Romac's annual meeting of shareholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Romac's bylaws. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than December 30, 1999. The Board of Directors will review any proposal from eligible shareholders which it receives by that date and will determine whether any such proposal will be included in Romac's proxy materials for 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement, Romac knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to Romac will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                                                      APPENDIX A

                         1999 ROMAC INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

 1. Purpose. The purpose of the Plan is to provide employees of Romac International, Inc. and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

 2. Definitions.

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     (c)  "Company" shall mean Romac International, Inc.

     (d) "Compensation" shall mean all compensation paid or payable in the Offering Period in question in cash or in kind by the Company by reason of services performed by an Employee during any period which is included in the Employee's federal gross income for federal income tax purposes for the Offering Period, excluding amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of an incentive stock option, plus any salary reduction contributions to any plan which are not includable in the Employee's gross income under Section 401(k) or Section 125 of the Code.

     (e) "Employee" shall mean any individual who is an employee of the Company or a Subsidiary for federal income tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (f)  "Enrollment Date" shall mean the first day of each Offering Period.

     (g)  "Exercise Date" shall mean the last day of each Offering Period.

     (h) "Fair Market Value" shall mean the value of the Common Stock. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greater volume of trading in Common Stock) on the day of such determination as reported in the Wall Street

           Journal or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

     (i) "Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following March 31, or commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day occurring in the period ending the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

     (j) "Plan" shall mean Romac International, Inc. 1999 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

     (k) "Purchase Price shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (l) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

     (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty (50) percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (n) "Trading Day" shall mean a day on which national stock exchanges and Nasdaq are open for trading.

 3. Eligibility.

     (a) Initial Eligibility. Any Employee who shall be employed by the Company or a Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

     (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the plan:

     (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company, and/or hold outstanding options to purchase such stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

       (ii) that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) in fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     (c) Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Company and filing with the office of the Treasurer of the Company on or before the date set therefor by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Section 8(a) of the Plan.

 4. Offering Periods. The Plan shall be implemented by consecutive three (3) month Offering Periods. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods if such change is announced at least five
    (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

 5. Payroll Deductions.

     (a) Amount of Deduction. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an Offering Period in an amount equal to any whole percentage of the Compensation that he or she receives on each pay day during the Offering Period.

     (b) Participant's Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into his or her account.

     (c) Changes in Payroll Deduction. A participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

 6. Grant of Option. On the Enrollment Date of each Offering Period, a participant shall be deemed to have received an option to purchase on each Exercise Date during such Offering Period at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price.

 7. Exercise of Option.

     (a) Automatic Exercise. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in
         Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been exercised automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of full shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 8 of the Plan. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall deliver to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his or her option.

 8. Withdrawal.

     (a) General. A participant may withdraw all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period by giving written notice to the Company in the form of a notice of withdrawal provided by the Company promptly after receipt of notice of withdrawal. All of the participant's payroll deductions credited to his or her account shall be paid to such participant, such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

     (b) Effect on Subsequent Participation. A participant's withdrawal of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws the payroll deductions credited to his or her account during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement prior to the commencement of such succeeding Offering Period.

     (c) Termination of Employment. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant's option shall be automatically terminated. Notwithstanding the preceding sentence, a participant who receives payment in lieu of notice of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

 9. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

10. Stock.

     (a) Maximum shares of Romac Common Stock. The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be six million (6,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

     (b) Participant's Interest in Option Stock. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Registration of Stock. Shares of Romac Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as joint tenants with right of survivorship.

11. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

12. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

15. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

16. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period,
        (iii) the Purchase Price per share, and (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

    (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Company shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

17. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in
    Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

18. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Conditions Upon Issuance of shares of Romac Common Stock. Shares of Romac Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    In addition to the restriction described in the first paragraph of this
    Section 19, the shares of the Company's Common Stock received by any person upon the exercise of an option may not be sold, assigned, transferred, pledged or otherwise disposed of for a period of six months from the date of such exercise. The shares of Company's Common Stock received upon the exercise of an option may bear a legend to such effect or the Company may require the person receiving such shares to execute an agreement to such effect.

20. Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

21. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless terminated under Section 17 of the Plan.

                                                                        APPENDIX

                                  DETACH HERE

                           ROMAC INTERNATIONAL, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints DAVID L. DUNKEL and JAMES D. SWARTZ, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Romac International, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Romac International, Inc., to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602, on May 28, 1999, at 9:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters that may properly come before said Meeting.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

THE SHARES OF ROMAC COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4 AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

---------------------------------------------------------------------------
                       ROMAC INTERNATIONAL, INC.
---------------------------------------------------------------------------


Mark box at right if you will attend the Annual Meeting.         [ ]

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                          [ ]

CONTROL NUMBER:
RECORD DATE SHARES:






                                                       ---------------------
Please be sure to sign and date this Proxy.             Date
----------------------------------------------------------------------------


--------Shareholder sign here --------------------- Co-owner sign here -----



1. Election of Directors, Nominees:

              John N. Allred         For All        With-        For All
              Wayne D. Emigh        Nominees        hold         Except
            Todd W. Mansfield
              Gordon Tunstall         [ ]            [ ]          [ ]


INSTRUCTION: To withhold authority to vote one or more of the nominees listed above, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


                                                      FOR    AGAINST    ABSTAIN

 2. Approval of an amendment to the Romac
    International, Inc. Stock Incentive Plan.         [ ]      [ ]        [ ]

 3. Adoption of the Romac International, Inc.
    Employee Stock Purchase Plan.                     [ ]      [ ]        [ ]

 4. With discretionary authority on such other
    matters as may properly come before the meeting.  [ ]      [ ]        [ ]


Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

                                                                      APPENDIX B

                           ROMAC INTERNATIONAL, INC.
                              STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of this Stock Incentive Plan (the "Plan") is to further the interests of Romac International, Inc., a Florida corporation (the "Company"), its subsidiaries and its shareholders by providing incentives in the form of grants of stock options, stock appreciation rights and restricted stock to key employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key persons. This Plan is a continuation, in the form of an amendment and restatement, of an existing plan previously known as the Romac International, Inc. Incentive Stock Option Plan.

     2. DEFINITIONS. The following definitions shall apply to this Plan:

    (A) "AWARD" means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, or Restricted Stock.

    (B) "BOARD" means the board of directors of the Company.

    (C) "CHANGE OF CONTROL" occurs when (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of forty percent or more of the total number of shares entitled to vote in the election of directors of the Board, (ii) the Company is merged into any other company or substantially all of its assets are acquired by any other company, or (iii) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

    (D) "CODE" means the Internal Revenue Code of 1986, as amended.

    (E) "COMMITTEE" means the Stock Incentive Committee appointed by the Board.

    (F) "COMMON STOCK" means the Common Stock, par value $.01 per share of the Company, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 10 herein.

    (G) "COMPANY" means Romac International, Inc.

    (H) "DATE OF GRANT" means the date on which the Option, Restricted Stock or SAR, whichever is applicable, is granted.

    (I) "ELIGIBLE PERSON" means any person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

    (J) "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

    (K) "FAIR MARKET VALUE" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The NASDAQ Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

    (L) "INCENTIVE STOCK OPTION" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of
Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

    (M) "NONQUALIFIED STOCK OPTION" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

    (N) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

    (O) "OPTION AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option Award granted to the Recipient.

    (P) "OPTION SHAREHOLDER" shall mean an Employee who has exercised his or her Option.

    (Q) "OPTION SHARES" means Shares issued upon exercise of an Option.

    (R) "PERIOD OF RESTRICTION" means the period beginning on the Date of Grant of a Restricted Stock Award and ending on the date on which the Restricted Stock Shares subject to such Award are released from all restrictions imposed upon such Shares.

    (S) "PLAN" means this Romac International, Inc. Stock Incentive Plan.

    (T) "RECIPIENT" means an individual who receives an Award.

    (U) "RESTRICTED STOCK" means an Award granted to a Recipient pursuant to
Section 8 hereof.

    (V) "RESTRICTED STOCK AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of a Restricted Stock Award granted to the Recipient.

    (W) "SAR AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of a SAR Award granted to the Recipient.

    (X) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

    (Y) "STOCK APPRECIATION RIGHT" OR "SAR" means an Award, designated as a SAR, granted to a Recipient pursuant to Section 7 hereof.

    (Z) "SUBSIDIARY" means any corporation 50 percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

     3. ADMINISTRATION. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Awards pursuant to this Plan, to establish the terms of the Awards granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Award under this Plan, and to determine the size and type of the Award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

     4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be 12,000,000. If an Award should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Award shall, unless the Plan has then terminated, be available for other Awards under the Plan.

     5. ELIGIBILITY. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Award under this Plan. The Committee's grant of an Award to a Recipient in any year does not require the Committee to grant an Award such Recipient in any other year. Furthermore, the Committee may grant different Awards to different Recipients and has full discretion to choose whether to grant Awards to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Awards, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the

Company or its Subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant.

     6. OPTIONS. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

    (A) WRITTEN AGREEMENT. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

    (B) NUMBER OF SHARES. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

    (C) EXERCISE PRICE. Except as provided in Section 6(l), the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option's Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

    (D) DURATION OF OPTION. Except as provided in Section 6(l), an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as provided in Section 6(l), a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant. If the Recipient's employment with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the earlier of the date stated in this subsection or the date stated in following subsections of this Section. Furthermore, expiration of an Option may be accelerated under subsection (j) below.

    (E) VESTING OF OPTION. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

    (F) DEATH. In the case of the death of a Recipient, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above. During the one-year period following the Recipient's death, the Incentive Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 10 herein. In the case of the death of a Recipient, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 10 herein.

    (G) DISABILITY. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above. During the one-year period following the Recipient's termination of employment or affiliation by reason of disability, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment or affiliation with the Company. During the period beginning on the date of the Recipient's termination of employment or affiliation by reason of disability and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein.

    (H) RETIREMENT. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, an Incentive Stock Option granted to the Recipient will expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above. During the 90-day period following the Recipient's normal retirement, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 10 herein. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, a Nonqualified Stock Option granted to the Recipient will expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90- day period following the Recipient's normal retirement. During the period beginning on the date of the Recipient's normal retirement and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 10 herein.

    (I) TERMINATION OF SERVICE. If the Recipient ceases employment or affiliation with the Company for any reason other than death, disability, or retirement (as described above), an Option granted to the Recipient shall lapse immediately following the last day that the

Recipient is employed by or affiliated with the Company. However, the Committee may, in its sole discretion, either at grant of the Option or at the time the Recipient terminates employment, delay the expiration date of the Option to a date after termination of employment; provided, however, that the expiration date of an Incentive Stock Option may not be delayed more than 90 days following the termination of the Recipient's employment or affiliation with the Company. During any such delay of the expiration date, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 10 herein. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

    (J) CHANGE OF CONTROL. If a Change of Control occurs, the Board may vote to immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the Options, it shall make a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

    (K) CONDITIONS REQUIRED FOR EXERCISE. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 9 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

    (L) TEN PERCENT SHAREHOLDERS. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

    (M) MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

    (N) METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 9 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than 1,000 Shares, or, if less, 100 percent of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

    (O) LOAN FROM COMPANY TO EXERCISE OPTION. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

    (P) DESIGNATION OF BENEFICIARY. Each Recipient shall designate, in the Option Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

    (Q) NONTRANSFERABILITY OF OPTION. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Option are exercisable only by the Recipient.

     7. STOCK APPRECIATION RIGHTS. Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the grant of the Option), or alone and unrelated to an Option. Each SAR granted to an Employee under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each SAR granted to an Employee will satisfy the following requirements:

    (A) WRITTEN AGREEMENT. Each SAR granted to an Employee will be evidenced by a SAR Agreement. The terms of the SAR Agreement need not be identical for different Recipients. The SAR Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular SAR.

    (B) NUMBER OF SARS. Each SAR Agreement shall specify the number of SARs granted to the Recipient.

    (C) EXERCISE PRICE. The exercise price of the SAR shall equal the exercise price designated by the Committee on the Date of Grant. A SAR granted alone and unrelated to an Option may be granted at such exercise price as the Committee may determine in its sole and absolute discretion. A SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the Option.

    (D) DURATION OF OPTION. Each SAR granted to a Recipient shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date as is set by the Committee in establishing the terms of the SAR at grant. If the Recipient's employment with the Company terminates before the expiration date of a SAR, the SARs owned by the Recipient shall expire on the earlier of the date stated in this subsection (d) or the date stated in following subsections of this Section 7. Furthermore, expiration of a SAR may be accelerated under subsection (j) below.

    (E) VESTING OF SAR. Each SAR Agreement shall specify the vesting schedule applicable to the SAR. The Committee, in its sole and absolute discretion, may accelerate the vesting of any SAR at any time.

    (F) DEATH. In the case of the death of a Recipient, the SAR shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the SAR at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the SAR expires, the SAR may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 10 herein.

    (G) DISABILITY. In the case of the total and permanent disability of a Recipient and a resulting termination of employment with the Company, the SAR shall expire on the one-year anniversary date of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the SAR at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment or affiliation with the Company. During the period beginning on the date of the Recipient's termination of employment or affiliation by reason of disability and ending on the date the SAR expires, the SAR may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein.

    (H) RETIREMENT. If the Recipient's employment terminates by reason of normal retirement under the Company's normal retirement policies, the SAR will expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the SAR at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's normal retirement. During the period beginning on the date of the Recipient's normal retirement and ending on the date the SAR expires, the SAR may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 10 herein.

    (I) TERMINATION OF SERVICE. If the Recipient ceases employment for any reason other than death, disability, or retirement (as described above), all SARs held by the Recipient shall lapse immediately following the last day that the Recipient is employed by the Company. However, the Committee may, in its sole discretion, either at grant of the SAR or at the time the Recipient terminates employment, delay the expiration date of the SAR to a date after termination of employment. During any such delay of the expiration date, the SAR may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 10 herein. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the SAR shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

    (J) CHANGE OF CONTROL. If a Change of Control occurs, the Board may vote to accelerate the expiration of the SARs to the 10th day after the effective date of the Change of Control.

    (K) CONDITIONS REQUIRED FOR EXERCISE. SARs granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the SAR Agreement. Each SAR Agreement shall specify any additional conditions required for the exercise of the SAR.

    (L) METHOD OF EXERCISE. A SAR granted under this Plan shall be deemed exercised when the person entitled to exercise the SAR delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, and complies with such other reasonable requirements as the Committee establishes pursuant to Section 9 of the Plan. A partial exercise of a SAR will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

    (M) DESIGNATION OF BENEFICIARY. Each Recipient shall designate in the SAR Agreement he executes, a beneficiary to receive SARs awarded hereunder in the event of his death prior to full exercise of such SARs; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding SAR Agreements.

    (N) NONTRANSFERABILITY OF SARS. No SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Recipient under this Plan shall be exercisable during his or her lifetime only by such Recipient.

     8. RESTRICTED STOCK. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Recipients in such amounts as the Committee shall determined in its sole and absolute discretion. Each Restricted Stock Award granted to an Employee under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Restricted Stock Award granted to a Recipient will satisfy the following requirements:

    (A) WRITTEN AGREEMENT. Each Restricted Stock Award granted to a Recipient will be evidenced by a Restricted Stock Agreement. The terms of the Restricted Stock Agreement need not be identical for different Recipients. The Restricted Stock Agreement shall specify the Period of Restriction, or Periods. In addition, the Restricted Stock Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Restricted Stock Award.

    (B) NUMBER OF SHARES. Each Agreement shall specify the number of Restricted Stock Shares awarded to the Recipient.

    (C) TRANSFERABILITY. Except as provided in this subsection (c), the Restricted Stock Shares granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee at grant and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee at grant and specified in the Restricted Stock Agreement.

    (D) OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Restricted Stock Shares granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific Company-wide, Subsidiary, and/or individual performance goals, and/or restrictions under applicable federal or state securities laws, and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Recipients make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Restricted Stock Shares.

    (E) CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to subsection 8(d) above, each certificate representing Restricted Stock Shares granted pursuant to this Plan shall bear the following legend:

            "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Romac International, Inc. Stock Incentive Plan, as amended, and in a Restricted Stock Agreement dated
                         ,                . A copy of the Plan and the
            Restricted Stock Agreement may be obtained from the Chief Financial Officer of Romac International, Inc."

    (F) REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Section 8, Restricted Stock Shares shall become freely transferable by the Recipient after the last day of the Period of Restriction. Once the Restricted Stock Shares are released from the restrictions, the Recipient shall be entitled to have the legend required by subsection (e) above removed from his Share certificate.

    (G) VOTING RIGHTS. During the Period of Restriction, Recipients holding Restricted Stock Shares may exercise full voting rights with respect to such Shares.

    (H) DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Recipients holding Restricted Stock Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Shares with respect to which they were paid.

    (I) DEATH. In the case of the death of a Recipient, the restrictions on the Recipient's Restricted Stock Shares shall expire on the date of the Recipient's death.

    (J) DISABILITY. In the case of the total and permanent disability of a Recipient and a resulting termination of employment with the Company, the restrictions on the Recipient's Restricted Stock Shares shall expire on the Recipient's last day of employment.

    (K) RETIREMENT. If the Recipient's employment terminates by reason of normal retirement under the Company's normal retirement policies, the restrictions on the Recipient's Restricted Stock Shares shall expire on the Recipient's last day of employment.

    (L) TERMINATION OF SERVICE. If the Recipient ceases employment for any reason other than death, disability, or retirement (as described above), all nonvested Restricted Stock Shares held by the Recipient shall be forfeited immediately and returned to the Company; provided, however, that the Committee, in its sole and absolute discretion, shall have the right to provide for expiration of the restrictions on Restricted Stock Shares following termination of employment, upon such terms and provisions as it deems proper.

    (M) CHANGE OF CONTROL. If a Change of Control occurs, the Board may vote to remove immediately all restrictions on Restricted Stock Shares as of the date of the Change of Control.

    (N) DESIGNATION OF BENEFICIARY. Each Recipient shall designate, in the Restricted Stock Agreement he executes, a beneficiary to receive Restricted Stock Shares awarded hereunder in the event of his death prior to removal of all restrictions on such Shares; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Restricted Stock Agreements.

     9. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Award under this Plan.

     Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option or a SAR or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option or SAR as a condition to his exercise of the Option or SAR. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     10. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Awards are authorized to be granted under this Plan, the number and class of Shares then subject to Awards previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Award outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Award would have been entitled to receive in connection with such event.

     11. LIABILITY OF THE COMPANY. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Award.

     12. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Award granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Award was granted or the holder currently entitled to exercise it.

     13. EXPENSES OF PLAN. The Company shall bear the expenses of administering the Plan.

     14. DURATION OF PLAN. Awards may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

     15. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

     16. EFFECTIVE DATE. The effective date of this Plan, as amended, shall be the earlier of (i) the date on which the Board adopts the amended Plan or (ii) the date on which the Shareholders approve the amended Plan.

Adopted by the Board of Directors on April 19, 1999
(original Plan adopted by the Board of Directors
September 19, 1994; amendments adopted by the Board of Directors March 1, 1995, September 15, 1995,
March 15, 1996, October 18, 1996, and February 7, 1997).

Approved by the Shareholders on            , 1999
(original Plan approved by the Shareholders March 1, 1995, and April 25, 1997).

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